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                         FIRST AMENDMENT TO TRIPLE NET LEASE



         THIS FIRST AMENDMENT TO TRIPLE NET LEASE ("First Amendment") is entered into as of this 10th day of September, 1996, by and between BGR Associates III, a California limited partnership ("Lessor"), and Chiron Corporation, a Delaware corporation, as successor to Cetus Corporation ("Lessee"). Lessor and Lessee are collectively referred to herein as the "Parties".

         THE PARTIES ENTER INTO THIS FIRST AMENDMENT on the basis of the following facts, intentions and understandings:

         A. The Parties entered into a Triple Net Lease ("Lease") dated January 20, 1989 covering certain real property more particularly described in EXHIBIT A to the Lease (the "Premises").

         B. The Parties have requested, and the City of Emeryville has approved, a Certificate of Compliance and Lot Line Adjustment ("Lot Line Adjustment") which relocates a portion of the boundary line between one of the parcels comprising the Premises (Parcel 5 as described in EXHIBIT A to the Lease) and an adjacent parcel outside the Premises (which is owned by Lessee) with the result that the Premises will be reduced in size by approximately four thousand three hundred eighty-five (4,385) square feet.

         C. The Parties desire to enter into this First Amendment in order to modify the description of the Premises to take into account the effect of the Lot Line Adjustment.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the Parties, the Parties hereto agree as follows:

         1. The legal description of Parcel Five in EXHIBIT A to the Lease is hereby replaced in its entirety with the following legal description:

    PARCEL FIVE:

    PARCEL A, AS SAID PARCEL IS SHOWN UPON PARCEL MAP NO. 2108, FILED ON JUNE 17, 1977 IN BOOK 97 OF PARCEL MAPS AT PAGES 40 - 41, IN THE ALAMEDA COUNTY RECORDER'S OFFICE.

    EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCEL:



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    ALL OF SAID PARCEL A, LYING EASTERLY OF THE NORTHERLY PROLONGATION OF THAT
    CERTAIN COURSE "SOUTH 17 DEG. 32' EAST 582.48 FEET", AS SAID COURSE IS SHOWN UPON SAID PARCEL MAP.

         2. EFFECT OF FIRST AMENDMENT. Except as specifically provided in this First Amendment, the Lease shall remain in full force and effect and unamended.

         3. COUNTERPARTS. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHERE0F, the Parties have executed this First Amendment to be effective as of the day and year first above written.

                             LESSOR

                             BGR ASSOCIATES III, a California limited partnership



                             By:  /s/ Richard K. Robbins
                                --------------------------------------

                             Its: Managing General Partner
                                 -------------------------------------

                             LESSEE

                             CHIRON CORPORATION, a Delaware corporation



                             By: /s/ Dennis L. Winger
                                --------------------------------------

                             Its: CFO, SVP, Finance & Admin
                                 -------------------------------------

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